Exhibit 99.2

WUHAN YOUJI INDUSTRIES CO. LIMITED

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2005

(Stated in US Dollars)

WUHAN YOUJI INDUSTRIES CO. LIMITED

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended June 30, 2005

Report of Independent Registered Public Accounting Firm

We have reviewed the accompanying consolidated balance sheet of Wuhan Youji Industries Co. Limited (the “Company”) and its subsidiary as of June 30, 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the six-month period then ended. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ PKF

Certified Public Accountants

Hong Kong

July 21, 2005

Wuhan Youji Industries Co. Limited

Interim Consolidated Balance Sheet

As of June 30, 2005 (Unaudited)

(Stated in US Dollars)

ASSETS
Current assets
Cash and cash equivalents	4,812,739
Marketable equity securities	14,128
Trade receivables (net of allowance of doubtful accounts of $2,488,772)	11,058,057
Due from related parties– Note 4	39,276
Other receivables (net of allowance of doubtful accounts of $1,324,725)	1,642,367
Inventories	9,218,144
Prepaid expenses and deposits	2,830,554

Total current assets	29,615,265
Investments in equity securities – at cost	289,632
Property, plant and equipment, net– Note 3	11,529,513
Deposit for acquisition of land use right	553,406
Deferred taxes	1,288,714

TOTAL ASSETS	43,276,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	5,229,427
Other payables and accrued liabilities	4,458,681
Dividend payable	2,458,258
Income tax payable	361,198
Unsecured short-term bank loans	6,050,000

TOTAL LIABILITIES	18,557,564

COMMITMENTS AND CONTINGENCIES	—

MINORITY INTERESTS	1,285,251

STOCKHOLDERS’ EQUITY
Common stock: RMB1 par value 55,835,679 shares authorized 55,835,679 shares outstanding	6,492,945
Treasury stock, 442,600 shares - at cost	(244,689)
Additional paid-in capital	1,118,302
Statutory and other reserves	3,463,075
Accumulated other comprehensive income	264,754
Retained earnings	12,339,328

TOTAL STOCKHOLDERS’ EQUITY	23,433,715

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	43,276,530

See notes to interim consolidated financial statements

Wuhan Youji Industries Co. Limited

Interim Consolidated Statement of Operations

For the six months ended June 30, 2005 (Unaudited)

(Stated in US Dollars)

Revenue
Net sales	44,291,740
Cost of sales	(37,675,830)

Gross profit	6,615,910

Expenses
Administrative expenses	1,625,459
Depreciation	96,358
Research and development expenses	123,250
Other operating expenses	103,154
Selling and distribution expenses	1,156,671

3,104,892

Income from operations before the following items and taxes	3,511,018
Interest income	28,875
Other income	140,269
Finance costs	(202,057)

Income from operations before taxes	3,478,105
Current taxes	(1,001,021)

Income from operations before minority interests	2,477,084
Minority interests	(190,728)

Net income	2,286,356

Income per share – basic and dilutive	0.04

Weighted average shares outstanding – basic and dilutive	55,393,079

See notes to interim consolidated financial statements

Wuhan Youji Industries Co. Limited

Interim Consolidated Statement of Cash Flows

For the six months ended June 30, 2005 (Unaudited)

(Stated in US Dollars)

Cash flows from operating activities
Net income	2,286,356
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	599,098
Minority interests	190,728
Changes in operating assets and liabilities:
Trade receivables	(1,957,136)
Due from related parties	65,255
Other receivables	(401,039)
Inventories	(348,645)
Prepaid expenses and deposits	(626,600)
Trade payables	(762,415)
Other payables and accrued liabilities	265,607
Income tax payable	(2,839)

Net cash flows used in operating activities	(691,630)

Cash flows from investing activities
Increase in deposit for acquisition of land use right	(60,500)
Decrease in restricted cash	605,000
Additions to property, plant and equipment	(591,869)

Net cash flows used in investing activities	(47,369)

Cash flows from financing activities
Dividend paid	(22,234)
Addition of short term bank loans	1,210,000
Repayment of short term bank loans	(1,754,500)

Net cash flows used in financing activities	(566,734)

Effect of foreign currency translation on cash and cash equivalents	16,181

Net decrease in cash and cash equivalents	(1,289,552)

Cash and cash equivalents - beginning of period	6,102,291

Cash and cash equivalents - end of period	4,812,739

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	176,275
Income taxes	1,201,666

See notes to interim consolidated financial statements

Wuhan Youji Industries Co. Limited

Interim Consolidated Statement of Stockholders’ Equity

For the six months ended June 30, 2005 (Unaudited)

(Stated in US Dollars)

	Common stock (Number of shares)	Common stock amount at par value	Treasury stock (Number of shares)	Treasury Stock amount at cost	Additional paid-in capital	Statutory and other reserves	Accumulated other comprehensive Income	Retained earnings	Total
Balance, January 1, 2005	55,835,679	6,492,945	442,600	(244,689)	1,118,302	3,463,075	203,108	10,052,972	21,085,713
Net income	—	—	—	—	—	—	—	2,286,356	2,286,356
Foreign currency translation adjustment	—	—	—	—	—	—	61,646	—	61,646

Balance, June 30, 2005	55,835,679	6,492,945	442,600	(244,689)	1,118,302	3,463,075	264,754	12,339,328	23,433,715

See notes to interim consolidated financial statements

Wuhan Youji Industries Co. Limited

Notes to Interim Consolidated Financial Statements

June 30, 2005

(Stated in US Dollars)

1.	Interim reporting

While the information presented in the accompanying interim consolidated financial statements are unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s December 31, 2004 annual financial statements.

2.	Summary of significant accounting policies

The accounting policies followed by the Company are set forth in the section “Summary of significant accounting policies” of the Company’s December 31, 2004 annual financial statements.

3.	Property, plant and equipment

Property, plant and equipment and related accumulated depreciation are summarized as follows:

Plant and buildings	7,029,688
Machinery	11,200,785
Furniture, fixtures and equipment	15,960
Motor vehicles	385,839

18,632,272
Accumulated depreciation	(8,675,309)

9,956,963
Construction in progress	1,572,550

Property, plant and equipment, net	11,529,513

4.	Due from related parties

The amounts are due from some stockholders of the Company and are unsecured, interest-free and have no fixed terms of repayment.

5.	Defined contribution plan

The Company has a defined contribution plan for all qualified employees in the People’s Republic of China (“PRC”). The employer and its employees are each required to make contributions to the plan at the rates specified in the plan. The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan. No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the consolidated statement of operations. The Company contributed $163,192 for the period.

6.	Commitments and contingencies

Contractual obligations

At June 30, 2005, the Company had non-cancelable operating leases for its warehouse facilities. The leases will expire in 2008 and the expected payments are as follows.

Six months ending December 31, 2005	18,584
2006	37,169
2007	37,169
2008	26,308

119,230

Rental expense relating to the operating leases was $18,584 for the period.

In December 2004, the Company has entered into an agreement with its former holding company to purchase a land use right for a total consideration of $3,703,844 of which $553,406 was paid as at June 30, 2005. Expected payment of the remaining balance of $3,150,438 was as follows:

Six months ending December 31, 2005	1,258,258
2006	1,892,180

3,150,438

Environmental

The Company’s operations are subject to the laws and regulations in the PRC relating to the generation, storage, handling, emission, transportation and discharge of certain materials, substances and waste into the environment, and various other health and safety matters. Governmental authorities have the power to enforce compliance with their regulations, and violators may be subject to fines, injunctions or both. The Company must devote substantial financial resources to ensure compliance, and it believes that it is in substantial compliance with all the applicable laws and regulations.

The Company has not incurred any significant expenditure for environmental remediation, is currently not involved in any environmental remediation and has not accrued any amounts for environmental remediation relating to its operations. Under existing legislation, management believes that there are no probable liabilities that will have a material adverse effect on the financial position or operating results of the Company.

The Company incurred normal routine pollutant discharge fees of $43,908 for the period. These costs are included in cost of sales.

7.	Related parties transactions

The Company had no material transactions with its related parties during the period.